Exhibit 99.1

NEWS RELEASE

ICF International to Acquire Jacob & Sundstrom, Inc.

Transaction Expands Firm’s Footprint in the Cybersecurity and Identity Management Markets

FAIRFAX, Va. (December 1, 2009) – ICF International, Inc. (NASDAQ:ICFI) announced today that it has signed a definitive agreement to purchase Jacob & Sundstrom, Inc., an approximately 160-person information technology security firm specializing in providing cybersecurity and identity management services to U.S. federal civilian and defense agencies. ICF expects Jacob & Sundstrom to generate revenue of approximately $24 million in 2009. The all-cash purchase will be funded through ICF’s existing bank credit line. ICF expects the transaction to be accretive to earnings beginning in the first quarter of 2010.

Jacob & Sundstrom’s highly technical cybersecurity capabilities have positioned its clients as centers of excellence within the U.S. federal government and have made them major collaborators in the expansion of cyber situational awareness and the sharing of best practices. Jacob & Sundstrom also offers full-scope identity management services to complement its cybersecurity capabilities. Identity management is a critical component of the strategy to protect U.S. networks, as outlined in the President’s 2009 Cyberspace Policy Review. Jacob & Sundstrom is one of the first companies to be awarded a GSA Schedule contract to provide integration services for HSPD-12, the presidential directive that standardizes and mandates identity management for all federal employees and contractors. Key client agencies include the Social Security Administration, Environmental Protection Agency, and Department of Defense.

“Leading-edge cybersecurity and identity management capabilities are the hallmark of Jacob & Sundstrom, and we are pleased to add these capabilities to serve a critical need of our government and energy industry clients,” said Sudhakar Kesavan, chairman and CEO of ICF. “By combining its cybersecurity capabilities with our energy industry reliability and smart grid applications, program management, incident response, and risk assessment consulting services, we can now offer an expanded range of advisory and implementation solutions across our federal and energy industry client base, which understands the importance of mitigating emerging cybersecurity threats and vulnerabilities.”

“Joining ICF creates significant growth opportunities for Jacob & Sundstrom, whose suite of innovative information technology security services are transportable to agencies and commercial clients served by ICF,” said William Jacob, president and co-founder of Jacob & Sundstrom. “This is also an important growth opportunity for our highly skilled and high-clearance employees, who are joining a firm with a similar passionate commitment to its customers and their work.”

About ICF International

ICF International (NASDAQ:ICFI) partners with government and commercial clients to deliver professional services and technology solutions in the energy and climate change; environment and infrastructure; health, human services, and social programs; and homeland security and defense markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program life cycle, from research and analysis through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. More than 3,500 employees serve these clients worldwide. ICF’s Web site is www.icfi.com.

FOR IMMEDIATE RELEASE

Douglas Beck

ICF International

1.703.934.3820

Lynn Morgen / Betsy Brod

MBS Value Partners

1.212.750.5800

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations, and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. Specifically, such statements in this release also include those made with respect to our acquisition of Jacob & Sundstrom. Such risks and uncertainties with respect to our acquisition of Jacob & Sundstrom include the possibility that the benefits anticipated from the acquisition will not be fully realized and the possibility the transaction may not close. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.